UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2021

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(760) 745-9883

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	OSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2021, One Stop Systems, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Registered Offering”), 1,497,006 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the Purchaser at an offering price of $6.68 per share.

The Registered Offering was conducted pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-231513), which was initially filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2019, and was declared effective on June 19, 2019. The Company filed the final prospectus supplement for the Registered Offering on March 3, 2021.

The Purchase Agreement also contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company, including a prohibition on the Company’s sale and issuance of additional securities for a period of ninety days following the execution of the Purchase Agreement, subject to certain exceptions.

On March 1, 2021, in connection with the Registered Offering, the Company also entered into a Placement Agency Agreement, pursuant to which A.G.P./Alliance Global Partners agreed to serve as lead placement agent for the Registered Offering and The Benchmark Company, LLC agreed to serve as co-placement agent for the Offering (together, the “Placement Agents”), both on a reasonable best efforts basis. As compensation for their services, the Company paid to the Placement Agents a fee equal to 7% of the gross proceeds received by the Company as a result of the Registered Offering, and reimbursed the Placement Agents for certain expenses incurred in connection with the Registered Offering.

The Company estimates that the net proceeds from the Offering will be approximately $9.25 million after deducting certain fees due to the Placement Agents and the Company’s estimated transaction expenses. The net proceeds received by the Company will be used for general corporate and working capital purposes.

The foregoing description of the Purchase Agreement and Placement Agency Agreement does not purport to be complete, and is subject to, and qualified in its entirety by, reference to the form of Securities Purchase Agreement and form of Placement Agency Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”), both of which are incorporated herein in their entirety by reference.

The Company is filing the opinion of its counsel, Procopio, Cory, Hargreaves & Savitch LLP, relating to the legality of the issuance and sale of the Shares, as Exhibit 5.1 to this Current Report on Form 8-K, which legal opinion is incorporated herein by reference.

Item 8.01 Other Events.

On March 2, 2021, the Company issued a press release announcing the Registered Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the expected consummation of the Offering and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP

10.1	Form of Securities Purchase Agreement

10.2	Form of Placement Agency Agreement

23.1	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included within the opinion filed as Exhibit 5.1)

99.1	Press Release, dated March 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: March 3, 2021	By:	/s/ David Raun
David Raun
President and Chief Executive Officer